Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 1, 2024 which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements of Sharing Services Global Corporation as of and for the year ended March 31, 2024. We also consent to the reference of our firm under the heading “Experts” appearing therein.

/s/ GRASSI & CO., CPAs, P.C.

August 2, 2024